Exhibit 1.1

THE NECESSITY RETAIL REIT, INC.

AMENDMENT NO. 3 TO EQUITY DISTRIBUTION AGREEMENT

August 8, 2022

BMO Capital Markets Corp.	JMP Securities LLC
3 Times Square	600 Montgomery Street, Suite 1100
New York, New York 10036	San Francisco, California 94111

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	KeyBanc Capital Markets Inc. 127 Public Square, 11th Floor Cleveland, Ohio 44114

Capital One Securities, Inc.	Ladenburg Thalmann & Co. Inc.
201 St. Charles Avenue, Suite 1830	640 5th Avenue, 4th Floor
New Orleans, Louisiana 70170	New York, New York 10019

Comerica Securities, Inc.	SG Americas Securities, LLC
3551 Hamlin Road	245 Park Avenue
Auburn Hills, Michigan 48326	New York, New York 10167

Credit Suisse Securities (USA) LLC	Synovus Securities, Inc.
Eleven Madison Avenue	800 Shades Creek Parkway, Suite 350
New York, New York 10010	Birmingham, Alabama 35209

Truist Securities, Inc. 3333 Peachtree Road NE, 11th Floor Atlanta, Georgia 30326

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of May 8, 2019 as amended by Amendment No. 1 to Equity Distribution Agreement, effective as of June 25, 2019, as amended by Amendment No. 2 to Equity Distribution Agreement, effective as of August 6, 2021 (the “Agreement”), by and among The Necessity Retail REIT, Inc., a Maryland corporation (the “Company”), and The Necessity Retail REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and BMO Capital Markets Corp., BBVA Securities Inc., B. Riley Securities, Inc., Citizens Capital Markets, Inc., KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc., SG Americas Securities, LLC and Truist Securities, Inc. (together with the Company and the Operating Partnership, the “Parties”) related to the issuance and sale of the Company’s Class A common stock, $0.01 par value per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 3 to the Equity Distribution Agreement (this “Amendment”) to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.	The definitions of the terms “Agent” and “Agents” are hereby amended to read as follows: “BMO Capital Markets Corp., B. Riley Securities, Inc., Capital One Securities, Inc., Credit Suisse Securities (USA) LLC , Comerica Securities, Inc., JMP Securities LLC, KeyBanc Capital Markets Inc., Ladenburg Thalmann & Co. Inc., SG Americas Securities, LLC, Synovus Securities, Inc. and Truist Securities, Inc.

b.	Section 7(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or telecopied and, if to the Agents, shall be sufficient in all respects if delivered or sent to (i) BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, New York 10036, Attention: Equity Capital Markets Desk, with a copy to the Legal Department, Fax No. (212) 702-1205; B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, Attention: General Counsel, Fax No. (212) 457-9947; Capital One Securities, Inc., 201 St. Charles Ave, Suite 1830, New Orleans, LA 70170, Comerica Securities, Inc., MC7476, 3551 Hamlin Road, Auburn Hills, Michigan 48326, Attention: Investment Banking; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: IBCM Legal; JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111, KeyBanc Capital Markets Inc., 127 Public Square, 4th Floor, Cleveland, Ohio 44114, Attention: Equity Capital Markets, Fax No. (216) 689-0845; Ladenburg Thalmann & Co. Inc., 640 5th Ave, 4th Floor, New York, New York 10019, Attention: Steven Kaplan, Managing Director, Fax No. (212) 409-2169; SG Americas Securities, LLC, 245 Park Avenue, New York, New York 10167, Synovus Securities, Inc., 800 Shades Creek Parkway, Suite 350, Birmingham, Alabama 35209, and Truist Securities, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326, Attention: Equity Capital Markets, Fax No. (404) 926-5872; and, if to the Company or the Operating Partnership it shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at The Necessity Retail REIT, Inc., 650 Fifth Avenue, 30th Floor New York, New York 10019, Attention: Legal Department, Fax No. (212) 415-6500. Any such notice shall be effective only upon receipt. Any notice under Section 5 may be made by telecopy or telephone, but if so made shall be subsequently confirmed in writing (which may include, in the case of the Agents, electronic mail to any Authorized Company Representative).”

 SECTION 2. Obligations Binding upon New Agents. Capital One Securities, Inc., Comerica Securities, Inc., Credit Suisse Securities (USA) LLC, JMP Securities LLC, and Synovus Securities, Inc. (collectively, the “New Agents”) hereby agree to be bound by the terms of the Agreement. Each of the New Agents shall be considered to be an Agent in the offering of the Shares under the Agreement to the same extent as if it were a party to the Agreement on the date of the execution thereof.

SECTION 3. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 4. Governing Law. THIS AMENDMENT, AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING UNDER OR RELATED TO THIS AMENDMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. Each party hereto hereby irrevocably submits for purposes of any action arising from this Amendment brought by the other party hereto to the jurisdiction of the courts of New York State located in the Borough of Manhattan and the U.S. District Court for the Southern District of New York.

SECTION 5. Counterparts. This Amendment may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 6. Survival of Provisions Upon Invalidity of Any Single Provision. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7. Waiver of Jury Trial. Each of the Company, the Operating Partnership and the Agents hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Amendment or the transactions contemplated hereby or thereby.

SECTION 8. Titles and Subtitles. The titles of the sections and subsections of this Amendment are for convenience and reference only and are not to be considered in construing this Amendment.

SECTION 9. Successors and Assigns. This Amendment shall be binding upon each Agent and the Company and the Operating Partnership and their successors and assigns and any successor or assign of any substantial portion of the Company’s and the Operating Partnership’s and each Agent’s respective business or assets.

[Signature Page Follows]

Very truly yours,

THE NECESSITY RETAIL REIT, INC.

By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer and President

THE NECESSITY RETAIL REIT OPERATING PARTNERSHIP, L.P.

By:	The Necessity Retail REIT, Inc., its general partner
By:	/s/ Edward M. Weil, Jr.
Name: Edward M. Weil, Jr.
Title: Chief Executive Officer and President

[Signature Page to Amendment No. 3 to Equity Distribution Agreement]

Confirmed as of the date first above mentioned:

BMO CAPITAL MARKETS CORP.

By:	/s/ Stephan Richford
Name:	Stephan Richford
Title:	U.S. Group Head; Managing Director

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	SMD & Co-Head of Investment Banking

CAPITAL ONE SECURITIES, INC.,

By:	/s/ Gregory Horstman
Name:	Gregory Horstman
Title:	Managing Director

COMERICA SECURITIES, INC.

By:	/s/Cynthia J. Higgins
Name:	Cynthia J. Higgins
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Craig Wiele
Name:	Craig Wiele
Title:	Managing Director

JMP SECURITIES LLC

By:	/s/ Ryan Abbe
Name:	Ryan Abbe
Title:	Managing Director, Co-Head of Real Estate

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Michael Jones
Name:	Michael Jones
Title:	Director, Equity Capital Markets

LADENBURG THALMANN & CO., INC.

By:	/s/ Steve Kaplan
Name:	Steve Kaplan
Title:	Head of Capital Markets

[Signature Page to Amendment No. 3 to Equity Distribution Agreement]

SG AMERICAS SECURITIES, LLC

By:	/s/ David Getzler
Name: David Getzler
Title: Managing Director

SYNOVUS SECURITIES, INC.

By:	/s/ Wes Baker
Name: Wes Baker
Title: Investment Banker

TRUIST SECURITIES, INC.

By:	/s/ Geoffrey Fennel
Name: Geoffrey Fennel
Title: Managing Director

[Signature Page to Amendment No. 3 to Equity Distribution Agreement]